MODUSLINK GLOBAL SOLUTIONS, INC.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has
authorized and designated each of Ann Imes and Thomas B. Rosedale his attorneys-in-fact to (i) prepare, execute and file on
behalf of the undersigned Form ID or any other necessary
documents or forms in order to obtain access
codes (including, without limitation, CIK
and CCC codes) for the undersigned to
permit filing on EDGAR, and (ii) prepare, execute and
file on behalf of the undersigned all Forms 3, 4 and
5 (including any amendments thereto) that the undersigned
may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's
ownership of or transactions in securities of ModusLink
Global Solutions, Inc.  The authority of such attorneys
under this Power of Attorney shall continue until the
undersigned is no longer required to file Forms 3, 4 and
5 with regard to the undersigned's ownership of or
transactions in securities of ModusLink Global
Solutions, Inc., unless earlier revoked in writing.
The undersigned acknowledges that such attorneys are
not assuming any of the undersigned's responsibilities
to comply with the requirements of Section 16 of the
Securities Exchange Act of 1934, as amended, or any of
the undersigned's liabilities for failure to comply
with such requirements.

      /s/ Thomas Nightingale
Date: November 30, 2011     -------------------------
      Name: Thomas Nightingale